UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2011
QLOGIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California (Address of principal executive offices)	92656 (Zip Code)
Registrant’s telephone number, including area code: (949) 389-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On January 12, 2011, the Company reported preliminary financial results for its fiscal third quarter ended December 26, 2010. A copy of the press release issued by the Company concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
     The information contained herein and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information in this report, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that section.
Discussion of Non-GAAP Financial Measure
     In addition to the results presented on a generally accepted accounting principles (GAAP) basis in the press release included in Exhibit 99.1, the Company has also included a non-GAAP financial measure — non-GAAP net income per diluted share.
     The Company believes that this supplemental non-GAAP financial measure, when presented in conjunction with the corresponding GAAP financial measure, provides useful information to investors and management regarding financial and business trends relating to its results of operations. However, non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.
     The Company has presented non-GAAP net income per diluted share, on a basis consistent with its historical presentation, to assist investors in understanding the Company’s core net income per diluted share on an on-going basis. This non-GAAP financial measure may also assist investors in making comparisons of the Company’s core net profitability with historical periods. Although the non-GAAP financial measure presented by the Company may be different from the non-GAAP financial measures used by other companies, the Company believes that this non-GAAP financial measure may also assist investors in making comparisons of the Company’s core net profitability with the corresponding results for its competitors. Management also believes that non-GAAP net income per diluted share is an important measure in the evaluation of the Company’s profitability.

     Management uses non-GAAP net income per diluted share in its evaluation of the Company’s core after-tax results of operations and trends between fiscal periods and believes that this measure is an important component of its internal performance measurement process. In addition, the Company prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Management believes that providing this non-GAAP financial measure allows investors to view the Company’s financial results in the way that management views the financial results.
     The Company excludes the following items from the non-GAAP financial measure presented:
     Stock-based compensation. Stock-based compensation consists of expenses associated with stock options and restricted stock units granted by the Company and purchases of common stock under the Company’s Employee Stock Purchase Plan. Stock-based compensation is a non-cash expense that varies in amount from period to period as a result of factors that are difficult to predict and are generally outside the control of the Company, such as the market price and associated volatility of the Company’s common stock. Accordingly, management believes these expenses are not reflective of the Company’s core operating expenses and excludes them when assessing its core operating results and from its internal budgets and forecasts.
     Amortization of acquisition-related intangible assets. In connection with acquisitions, the Company records purchased intangible assets (consisting primarily of purchased technology) which are amortized over their estimated useful lives. The amortization is a non-cash expense which is not considered by management when assessing the core operating results of the Company. The acquisition-related intangible assets and the related amortization can vary significantly based on the size and frequency of acquisitions.
     Income tax effect. Income tax expense is adjusted by the amount of tax benefit or expense (including any valuation allowance related to deferred tax assets) that would result from the use of the non-GAAP results instead of the GAAP results when calculating the Company’s tax expense. Management believes changes in valuation allowances related to the Company’s deferred tax assets associated with non-core assets (i.e., investment securities) are unrelated to the Company’s core business. Accordingly, management does not consider valuation allowances related to such deferred tax assets when assessing the core operating results of the Company.
     Each of the foregoing items has been excluded from the non-GAAP financial measure presented by the Company. Management believes that such exclusion is appropriate since these items are not reflective of the Company’s core operating activities and thus excludes them from their internal budgets and forecasts, as well as their assessment of core operating performance.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
99.1	Press Release*, dated January 12, 2011, reporting the preliminary financial results of QLogic Corporation for its fiscal third quarter ended December 26, 2010.

*	The press release is being furnished pursuant to Item 9.01, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION
January 12, 2011	/s/ Douglas D. Naylor
Douglas D. Naylor
Vice President of Finance and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document

99.1	Press Release, dated January 12, 2011, reporting the preliminary financial results of QLogic Corporation for its fiscal third quarter ended December 26, 2010.